EXHIBIT 4.3


      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         THE NEIMAN MARCUS GROUP, INC.
                       7.125% Senior Debenture Due 2028

REGISTERED                                                   CUSIP 640204 AB 9

No. R-1

      THE NEIMAN MARCUS GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                  Cede & Co.

or registered assigns, the principal sum of $125,000,000 at the office or agency of the Company in the Borough of Manhattan, The City of New York, on June 1, 2028 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing December 1, 1998 at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the most recent Interest Payment Date to which interest on the Debentures has been paid, or, if no interest has been paid on the Debentures since May 27, 1998, from May 27, 1998, until payment of said principal sum has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any June 1 or December 1 will, except as provided in the Indenture dated as of May 27, 1998 (the "Indenture"), duly executed and delivered by the Company to The Bank of New York, Trustee (herein called the "Trustee"), be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the 15th day of the next preceding May or November (herein called the "Regular Record Date") whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

      The Bank of New York will be the Paying Agent and the Security Registrar with respect to this Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars, which may include the Company, and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided, that there will at all times be a Paying Agent in the City of New York.

      This Debenture is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

      The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and designated as the 7.125% Senior Debentures Due 2028 (herein called the "Debentures"), limited in aggregate principal amount to $125,000,000.

      The Debentures of this series are not redeemable prior to the Stated Maturity of the principal hereof except as provided herein and will not be subject to any sinking fund.

      This Debenture is redeemable, as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (a) 100% of the principal amount of this Debenture to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued interest on the principal amount being redeemed to the date of redemption.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.






      "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

      "Comparable Treasury Price" means, with respect to  any redemption date,
(a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (b) if such release (or any successor release) is not published or does not contain such prices on such business day, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York time on the third business day preceding such redemption date.

      "Reference Treasury Dealer" means each of Salomon Brothers Inc, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated and their respective successors and any such other Primary Treasury Dealer as the Company designates; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

      "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the Debentures to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

      Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

      If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.








      The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights or the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debentures.

      No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

      As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company's option, either the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Securities of such series or the Company shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions with respect to the Securities of such series.

      The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Debentures may be exchanged for a like aggregate principal amount and Stated Maturity of Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for such purpose and in the manner and subject to the limitations provided in the Indenture.

      Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York designated for such purpose, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount and Stated maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.








      No charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

      Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Unless otherwise defined herein, all terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      This Debenture shall be construed in accordance with and governed by the laws of the State of New York.

      Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose

      IN WITNESS WHEREOF, THE NEIMAN MARCUS GROUP, INC. has caused this Debenture to be duly executed.

Dated: May 27, 1998                 THE NEIMAN MARCUS GROUP, INC.


                        By:     s/ Richard A. Smith
                                    Signature


                        Richard A. Smith, Chairman and Chief Executive Officer
                              (Print name and title)























                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION



      This  is one  of  the Securities  referred  to in  the  within-mentioned
Indenture.

                                          The Bank of New York,
                                                as Trustee,


                                    By:    s/ Mary Jane Schmalzel
                                                Authorized Signatory


Dated:         May 27, 1998




































